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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported)    June 3, 2002

                               Waters Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               01-14010                                13-3668640
       (Commission File Number)            (IRS Employer Identification No.)

            34 Maple Street, Milford, Massachusetts      01757
         (Address of Principal Executive Offices)      (Zip Code)

                                 (508) 478-2000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events

The purpose of this Form 8-K is to inform the public and security holders of a press release announcing material modifications to the Company's Technology Contract with GeneProt(TM) Inc. A copy of the press release is attached as
Exhibit 99.1.

Most statements contained herein are forward looking. All such statements reflect only current expectations and actual results may differ materially. The Company does not obligate or commit itself, by providing guidance, to update predictions. Many factors could cause results to differ from these statements including further adverse developments affecting GeneProt(TM) Inc. or its expansion plans, actual results of the Company for the balance of the quarter, loss of market share through competition, introduction of competing products by other companies, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company's products and foreign exchange fluctuations. Many of these factors, as well as additional risk factors are set forth in the Company's Securities and Exchange Commission filings, in particular, the Company's Form 10-K for its fiscal year end December 31, 2001.

Item 7.   Financial Statements and Exhibits

(C)       Exhibit 99.1 Press Release dated June 3, 2002

FOR IMMEDIATE RELEASE

     Contact:  Waters Corporation
               Brian Mazar
               V.P. Investor Relations
               508-482-2193


   WATERS ANNOUNCES MODIFICATION OF TECHNOLOGY CONTRACT WITH GENEPROT(TM)INC.

       Affects Purchases of Instruments and Services Anticipated in 2002.

Milford, Massachusetts, June 3, 2002 - Waters Corporation (NYSE: WAT) today reported that its technology partnership with GeneProt(TM) Inc. (GPI) announced in December 2001 has been revised to accommodate the delayed completion of GPI's proteomics facility in North Brunswick, NJ. The December 2001 agreement involved a $10 million increase in Waters' minority equity position in GPI to a total position of $14 million and the future purchase by GPI of approximately $20 million in instrument systems and services from Waters.

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GPI has cancelled shipment of products and services as described in the December agreement and has agreed to pay a termination fee. This termination fee will not likely have an impact on diluted earnings per share (E.P.S.) in the quarter as the Company will also have to assess the valuation of its GPI equity investment.

Previous guidance from Waters anticipated $17 million in sales to the GPI North Brunswick facility in 2002 with approximately half expected in the second quarter and the remainder in the second half of this year. The purchase contract termination will result in an E.P.S. reduction in the current quarter of $0.03 and an additional E.P.S. reduction of $0.03 in the second half. At today's exchange rates, we expect that currency will be favorable to our previous guidance by $0.01 per quarter, or $0.03 for the remainder of the year. Therefore, our updated guidance incorporating these two factors results in an E.P.S of $0.29 per diluted share with the normal 1 to 2 cents per share tolerance for the quarter, and full year E.P.S. of between $1.32 and $1.37 per diluted share.

Waters plans to retain its minority equity position in GPI and continue to collaborate with researchers at GPI's site in Geneva, Switzerland. In addition, GPI has selected Waters as its preferred supplier for mass spectrometry and separations instruments when expansion plans are resumed.

Waters Corporation holds worldwide leading positions in three complementary analytical technologies - high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis (TA). These account for $4.2 billion of the overall $19 billion analytical instrumentation market.

                              CAUTIONARY STATEMENT

Most statements contained herein are forward looking. All such statements reflect only current expectations and actual results may differ materially. The Company does not obligate or commit itself, by providing the guidance above, to update predictions. Many factors could cause results to differ from these statements including further adverse developments affecting GeneProt(TM) Inc. or its expansion plans, actual results of the Company for the balance of the quarter, loss of market share through competition, introduction of competing products by other companies, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company's products and foreign exchange fluctuations. Many of these factors, as well as additional risk factors are set forth in the Company's Securities and Exchange Commission filings, in particular, the Company's Form 10-K for its fiscal year end December 31, 2001.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WATERS CORPORATION



Dated:  June 3, 2002                    By: /s/ John Ornell
                                            ------------------------
                                            Name:  John Ornell
                                            Title: Vice President, Finance and
                                                   Administration and
                                                   Chief Financial Officer